As filed with the Securities and Exchange Commission on March 8, 2013

Registration No. 333-95343

Registration No. 333-171376

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-95343

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171376

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-1276885
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

120 Madison Street

Syracuse, New York 13202

(Address of Principal Executive Offices)

Alliance Financial Corporation 1998 Long Term Incentive Compensation Plan

Alliance Financial Corporation 2010 Restricted Stock Plan

(Full title of the Plan)

J. Daniel Mohr

Executive Vice President and Chief Financial Officer

Alliance Financial Corporation

120 Madison Street

Syracuse, New York 13202

(315) 475-2100

(Name, address and telephone number, including area code, of Agent for Service)

Copies to:

Richard A. Schaberg, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Alliance Financial Corporation (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable by the Company pursuant to its 1998 Long Term Incentive Compensation Plan and 2010 Restricted Stock Plan previously registered by the Company pursuant to the following registration statements:

•	Registration Statement on Form S-8 (File No. 333-95343), filed with the Securities and Exchange Commission on January 25, 2000

•	Registration Statement on Form S-8 (File No. 333-171376), filed with the Securities and Exchange Commission on December 23, 2010

Pursuant to an Agreement and Plan of Merger dated as of October 7, 2012 (the “Merger Agreement”), by and between the Company and NBT Bancorp Inc. (“NBT”), the Company is being merged with and into NBT, effective as of March 8, 2013 (the “Merger”). Upon consummation of the Merger, each outstanding share of Common Stock (other than shares to be cancelled in accordance with the Merger Agreement) is being converted into the right to receive 2.1779 shares of NBT common stock, par value $.01 per share.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of post-effective amendments any of the securities that remain unsold at the termination of the offerings, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration the Common Stock registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York on March 8, 2013.

ALLIANCE FINANCIAL CORPORATION

By:	/s/ Jack H. Webb
Jack H. Webb
Chairman, President and Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed below by the following persons in the capacities indicated as of March 8, 2013:

Signature	Title

/s/ Jack H. Webb	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Jack H. Webb

/s/ J. Daniel Mohr	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
J. Daniel Mohr

/s/ John H. Watt, Jr.	Executive Vice President and Director
John H. Watt, Jr.

/s/ Mary Pat Adams	Director
Mary Pat Adams

/s/ Donald S. Ames	Director
Donald S. Ames

/s/ Donald H. Dew	Director
Donald H. Dew

/s/ Samuel J. Lanzafame	Director
Samuel J. Lanzafame

/s/ Margaret G. Ogden	Director
Margaret G. Ogden

/s/ Lowell A. Seifter	Director
Lowell A. Seifter

/s/ Charles E. Shafer	Director
Charles E. Shafer

/s/ Charles H. Spaulding	Director
Charles H. Spaulding

/s/ Paul M. Solomon	Director
Paul M. Solomon

/s/ Deborah F. Stanley	Director
Deborah F. Stanley